UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2009

OTTER TAIL AG ENTERPRISES, LLC

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	000-53042	41-2171784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

24096 - 170th Avenue
Fergus Falls, MN 56537-7518
(Address of Principal Executive Offices)(Zip Code)

(218) 998-4301
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 12, 2009, Otter Tail Ag Enterprises, LLC (the “Company”) distributed an informational release to members describing the financial status of the Company and the terms of a proposed intrastate equity offering of the Company’s units.  The informational release is attached hereto as exhibit 99.1.

This current report on Form  8-K  is  being  furnished  pursuant  to  Item  7.01 Regulation FD Disclosure. The information furnished is not deemed  “filed” for purposes of  Section 18  of the Securities  Exchange Act of 1934,  as amended, is not  subject to  the liabilities of  that section  and is  not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

This current report on Form 8-K and the exhibit attached hereto does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction.

Item 9.01 Financial Statements and Exhibits

(a)	None.
(b)	None.
(c)	None.
(d)

Exhibit No.	Description

99.1	Informational Release dated February 12, 2009.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2008, as amended, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this current report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otter Tail Ag Enterprises, LLC

Date: February 17, 2009	By /s/ Anthony Hicks
	Name:	Anthony Hicks
	Title:	Chief Executive Officer and Chief Financial Officer